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                                     EX-21
                       Exhibit 21.1 Subsidiaries List


                                  EXHIBIT 21.1
                       SUBSIDIARIES OF LITHIA MOTORS, INC.


                             Jurisdiction of       Name under which
Name of Subsidiary            Incorporation      Business is Conducted

Lithia TLM, LLC                   Oregon         Lithia Toyota Lincoln
                                                Mercury; Lithia Lincoln
                                                        Mercury

Lithia Grants Pass Auto           Oregon       Lithia's Grants Pass Auto
Center, LLC                                       Center; Xprsss Lube

Lithia Dodge, LLC                 Oregon          Lithia Dodge; Lithia
                                                  Mazda; Xpress Lube;
                                                 Lithia Dodge Chry Ply
                                                    Mazda Jeep Eagle

Lithia Properties, LLC            Oregon            Lithia Insurance

Lithia MTLM, Inc.                 Oregon         Lithia Toyota Lincoln
                                                        Mercury
LGPAC, Inc.                       Oregon       Lithia's Grants Pass Auto
                                                         Center
Lithia DM, Inc.                   Oregon        Lithia Chrysler Plymouth
                                                Jeep Eagle, Inc.; Lithia
                                               Dodge Chry Ply Mazda Jeep
                                                         Eagle

Lithia HPI, Inc.                  Oregon          Lithia Honda Pontiac
                                                  Suzuki Isuzu; Lithia
                                                Honda; Honda Automobiles
                                               of Medford; Lithia Isuzu;
                                                 Lithia Pontiac; Lithia
                                               Suzuki; Lithia Volkswagen
                                                          Audi

Saturn of Southwest               Oregon       Saturn of Southwest Oregon
Oregon, Inc.

Lithia DE, Inc.                   Oregon         Lithia Dodge of Eugene

Lithia Chrysler Plymouth          Oregon       Lithia Chrysler Plymouth;
Jeep Eagle, Inc.                                 Lithia Dodge Chry Ply
                                                    Mazda Jeep Eagle
Lithia BNM, Inc.                  Oregon       Lithia Nissan; Medford BMW

Lithia DC, Inc.                 California      Lithia Dodge of Concord;
                                                Lithia Isuzu of Concord

Lithia FN, Inc.                 California        Lithia Ford of Napa



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Lithia TKV, Inc.                California     Lithia Toyota of Vacaville

Lithia FVHC, Inc.               California       Lithia Sun Valley Ford

Lithia VWC, Inc.                California         Lithia Sun Valley
                                                       Volkswagen

Lithia NB, Inc.                 California          Lithia Nissan of
                                                      Bakersfield

Lithia BB, Inc.                 California           Lithia BMW of
                                               Bakersfield; Lithia Acura
                                                     of Bakersfield

Lithia MB, Inc.                 California        Lithia Mitsubishi of
                                                      Bakersfield

Lithia JEB, Inc.                California        Lithia Jeep Eagle of
                                                      Bakersfield

Lithia JEF, Inc.                California        Lithia Jeep Eagle of
                                                         Fresno

Lithia NF, Inc.                 California      Lithia Nissan of Fresno

Lithia FMF, Inc.                California       Lithia Ford of Fresno

Lithia MMF, Inc.                California       Lithia Mazda of Fresno

Lithia Real Estate, Inc.          Oregon        Lithia Real Estate, Inc.

Lithia Financial                  Oregon            Lithia Financial
Corporation                                           Corporation

Lithia Rentals, Inc.              Oregon       Avis Rent A Car; Discount
                                                       Rent-A-Car

Lithia Auto Services, Inc.        Oregon         Cellular World; Lithia
                                               Body & Paint; Thrift Auto
                                                         Supply

Lithia Auto Services of         California      Lithia Auto Services of
California, Inc.                                    California, Inc.

Lithia Aircraft, Inc.             Oregon         Lithia Aircraft, Inc.

Lithia SALMIR, Inc.               Nevada       Dick Donnelly Isuzu; Dick
                                                 Donnelly Suzuki; Dick
                                                  Donnelly Audi; Dick
                                                Donnelly Lincoln/Mercury



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